                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              BARNES & NOBLE, INC.

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


(2) Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


(4) Proposed maximum aggregate value of transaction:


(5) Total fee paid:


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:


(2) Form, Schedule or Registration Statement No.:


(3) Filing Party:


(4) Date Filed:

                             Barnes & Noble, Inc.
                                122 FIFTH AVENUE
                            NEW YORK, NEW YORK 10011

                                                                     May 1, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Barnes & Noble, Inc. The meeting will be held at 10:00 a.m., New York City time, on Wednesday, June 9, 1999 at the Marriott Marquis, 1535 Broadway at West 45th Street, New York, New York.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly.

                                          Sincerely,

                                          /s/ Michael N. Rosen

                                          MICHAEL N. ROSEN
                                          Secretary

                             Barnes & Noble, Inc.
                                122 FIFTH AVENUE
                            NEW YORK, NEW YORK 10011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 9, 1999

     The Annual Meeting of Stockholders of Barnes & Noble, Inc. (the "Company") will be held at the Marriott Marquis, 1535 Broadway at West 45th Street, New York, New York, at 10:00 a.m., New York City time, on Wednesday, June 9, 1999 for the following purposes:

     1. To elect three Directors to serve until the 2002 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company's fiscal year ending January 29, 2000; and

     3. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

     Only holders of record of Common Stock as of the close of business on April 21, 1999 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

                                          MICHAEL N. ROSEN
                                          Secretary
                                          New York, New York
                                          May 1, 1999

             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

                              BARNES & NOBLE, INC.
                                122 FIFTH AVENUE
                            NEW YORK, NEW YORK 10011

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 1999
                                  INTRODUCTION

     This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about May 1, 1999 in connection with the solicitation by the Board of Directors of Barnes & Noble, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on June 9, 1999 (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "Election of Directors--Information Concerning the Directors and Nominees--Nominees for Election as Director," FOR the ratification of the appointment of BDO Seidman, LLP as independent certified public accountants for the Company's fiscal year ending January 29, 2000 (collectively, the "Proposals"), and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

     Only holders of record of the Company's voting securities as of the close of business on April 21, 1999 are entitled to notice of and to vote at the Meeting. As of the record date, 69,092,730 shares of Common Stock, par value $.001 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. The presence of a majority of the combined outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

     The three nominees for Director receiving the highest vote totals will be elected as Directors of the Company to serve until the 2002 annual meeting of stockholders.

     The proposal to ratify the appointment of the Company's independent certified public accountants, and all other matters to be voted on at the Meeting, will be decided by the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy at the Meeting. Thus, abstentions and broker non-votes will not be included in vote totals with respect to such proposals and will have no effect on the outcome of the votes with respect thereto. It should be noted that all of the Directors and executive officers of the Company, together with principal stockholders of the Company with which they are affiliated, own or control the voting power of approximately 28.2% of the Common Stock outstanding as of April 21, 1999, and have advised the Company that they intend to vote in favor of all of the Proposals.

     A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

INFORMATION CONCERNING THE DIRECTORS AND NOMINEES

     The Board of Directors currently consists of nine Directors. The Directors currently are divided into three classes, consisting of three members whose terms expire at the Meeting, three members whose terms expire at the 2000 annual meeting of stockholders and three members whose terms expire at the 2001 annual meeting of stockholders.

     Background information with respect to the Board of Directors and nominees for election as Directors, all of whom are incumbent Directors, appears below. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of equity securities of the Company.

                                                    DIRECTOR
NAME                                         AGE    SINCE      POSITION
------------------------------------------   ---    --------   ------------------------------------------------------
Leonard Riggio(1).........................   58      1986      Chairman of the Board and Chief Executive
                                                               Officer
Stephen Riggio............................   44      1997      Vice Chairman
Matthew A. Berdon(2)(3)...................   79      1992      Director
William Dillard, II(1)....................   54      1993      Director
Jan Michiel Hessels(2)....................   56      1990      Director
Irene R. Miller...........................   47      1995      Director
Margaret T. Monaco(2).....................   51      1995      Director
Michael N. Rosen..........................   58      1986      Secretary and Director
William Sheluck, Jr.(1)(2)(3).............   58      1993      Director

------------------
(1) Member of Nominating Committee
(2) Member of Compensation Committee
(3) Member of Audit Committee

     At the Meeting, three Directors will be elected, each to hold office for a term of three years and until his or her successor is elected and qualified. Stephen Riggio, Matthew A. Berdon and Margaret T. Monaco are nominees for election as Directors at the Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2002. The terms of William Dillard II, Irene R. Miller and Michael N. Rosen expire in 2000, and the terms of Leonard Riggio, Jan Michiel Hessels and William Sheluck, Jr. expire in 2001. Each of the nominees has consented to serve, if elected. However, if any nominee is unable to stand for election, proxies may be voted for a substitute designated by the Board of Directors.

  Nominees for Election as Director

     The following individuals are nominees for Director at the Meeting:

     STEPHEN RIGGIO has been a Director of the Company since April 1997 and was appointed Vice Chairman of the Company in December 1997. Mr. Riggio was Chief Operating Officer of the Company from February 1995 until December 1997. From February 1997 to December 1998, Mr. Riggio was Chief Executive Officer of barnesandnoble.com inc., ("barnesandnoble.com"), the Company's internet subsidiary and Mr. Riggio has been a director of barnesandnoble.com since its inception in February 1997. Mr. Riggio has been President of B. Dalton Bookseller, Inc. ("B. Dalton"), a wholly owned subsidiary, from July 1993 to February 1995, and he was Executive Vice President, Merchandising of the Company from January 1987 to February 1995. For 13 years prior to January 1987,
Mr. Riggio held various merchandising and marketing positions at Barnes & Noble College Bookstores, Inc. ("B&N College"), one of the largest operators of college bookstores in the country.* Mr. Riggio is Leonard Riggio's brother.

------------------
* Based upon sales reported in trade publications and public filings

     MATTHEW A. BERDON has been a Director of the Company since June 1992. As of January 1998, Mr. Berdon had been a partner in the certified public accounting firm of Ferro Berdon & Company ("Ferro Berdon") for more than five years. In January 1998, Ferro Berdon merged into the accounting firm of Urbach, Kahn & Werlin, and Mr. Berdon became Chairman of the New York Division of that firm. Mr. Berdon is also a director of B&N College and a trustee of Beth Israel Hospital.

     MARGARET T. MONACO has been a Director of the Company since May 1995.
Ms. Monaco has been the Vice President and Chief Administrative Officer of KECALP, Inc., a wholly owned subsidiary of Merrill Lynch & Co., Inc. since April 1998. KECALP, Inc. is the general partner for a number of limited partnerships which are operated exclusively for the benefit of Merrill Lynch employees.
Ms. Monaco had been the Principal of Probus Advisors, a management and financial consulting firm, from July 1993 to April 1998, and Vice President and Treasurer of The Limited, Inc., a national specialty retailing firm, from October 1987 to June 1993.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

  Other Directors whose Terms of Office Continue after the Meeting

     LEONARD RIGGIO has been Chairman of the Board, Chief Executive Officer and a principal stockholder of the Company since its inception in 1986. Mr. Riggio has also been Chairman of the Board of barnesandnoble.com since its inception in February 1997. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of B&N College. For more than the past five years, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS Textbook Exchange, Inc. ("MBS"), one of the nation's largest wholesalers of college textbooks.* Mr. Riggio is also the principal member and sole Manager of Babbage's Etc. LLC, a national retailer of personal computer software and video games.

     JAN MICHIEL HESSELS has been a Director of the Company since October 1990. Mr. Hessels has been the Chief Executive Officer of Vendex International N.V. ("Vendex") since June 1990. Vendex is a multi-billion dollar Netherlands-based corporation with substantial international retailing operations. From January 1985 until January 1990, Mr. Hessels was President and Chief Executive Officer of N.V. Deli-Maatschappij, an international trading company, as well as a director of its parent company, Universal Corp. Mr. Hessels is also a director of Amsterdam Stock Exchange, BAM Holding N.V., Yule Catto Plc., Schiphol Airport, Royal Van Ommeren, Staal Bank and Royal Philips Electronics N.V.

     WILLIAM SHELUCK, JR. has been a Director of the Company since November 1993. Mr. Sheluck formerly was the President, Chief Executive Officer and a director of Nationar, a New York State-chartered commercial bank providing services to financial institutions and corporations, from 1983 until his retirement in April 1993. Mr. Sheluck is also the Treasurer and a director of New Life of New York City, Inc., a not-for-profit organization which provides services to disadvantaged teenagers.

     WILLIAM DILLARD, II has been a Director of the Company since November 1993. Mr. Dillard is the Chief Executive Officer of Dillard's, Inc., and he has been a director of Dillard's since 1968. Mr. Dillard is also a director of Simon Property Group, Texas Commerce Bancshares, Inc. and Acxiom Corp.

     IRENE R. MILLER has been a Director of the Company since May 1995.
Ms. Miller was Chief Financial Officer of the Company from September 1993 to June 1997 and Vice Chairman of the Company from September 1995 to June 1997. She joined the Company in January 1991 and held various positions until she was appointed Chief Financial Officer in 1993. From July 1986 to December 1990,
Ms. Miller held various positions in the Retail Industry Group for Morgan Stanley & Co. Incorporated's Investment Banking Department, most recently as a Principal. From 1982 to 1986, she was a Vice President of Corporate Finance at Rothschild, Inc. Ms. Miller is also a director of Benckiser N.V. and Oakley, Inc.

     MICHAEL N. ROSEN has been Secretary and a Director of the Company since its inception in 1986 and a senior member of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, for more than the past five years.
Mr. Rosen is also a director of barnesandnoble.com, B&N College and MBS.

------------------
* Based upon sales reported in trade publications and public filings

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met eight times during the fiscal year ended January 30, 1999. All Directors attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during the fiscal year ended January 30, 1999, except for Jan Michael Hessels.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

     Audit Committee. The Audit Committee has the principal function of reviewing the adequacy of the Company's internal system of accounting controls, conferring with the independent certified public accountants concerning the scope of their examination of the books and records of the Company, recommending to the Board of Directors the appointment of independent certified public accountants, reviewing related party transactions and considering other appropriate matters regarding the financial affairs of the Company. The current members of the Audit Committee are Messrs. Sheluck (Chairman) and Berdon, none of whom is, or has ever been, an officer or employee of the Company. The Audit Committee met twice during the fiscal year ended January 30, 1999.

     Compensation Committee. The principal function of the Compensation Committee is to make recommendations to the Board of Directors with respect to matters regarding the approval of employment agreements, management and consultant hiring and executive compensation. The Compensation Committee also is responsible for determining grants of options to purchase Common Stock and of restricted shares of Common Stock under the Barnes & Noble, Inc. 1991 Employee Incentive Plan and the Barnes & Noble, Inc. 1996 Incentive Plan, as awarded (the "1996 Incentive Plan"). The current members of the Compensation Committee are Mr. Berdon (Chairman), Mr. Hessels, Ms. Monaco and Mr. Sheluck, none of whom is, or has ever been, an officer or employee of the Company. The Compensation Committee met twice times during the fiscal year ended January 30, 1999 and acted by unanimous written consent on six additional occasions. As of March 1997, the Compensation Committee assumed the principal function of the former Incentive Plan Committee.

     Nominating Committee. The function of the Nominating Committee is to seek qualified individuals as Directors of the Company. The current members of the Nominating Committee are Messrs. Riggio (Chairman), Dillard and Sheluck. The Nominating Committee did not meet during the fiscal year ended January 30, 1999.

COMPENSATION OF DIRECTORS

     Non-employee Directors receive an annual fee of $20,000 with no additional fees for attendance at Board or committee meetings. In addition, on March 3, 1999 non-employee Directors received options to purchase 20,000 shares of common stock under the 1996 Incentive Plan at an exercise price of $26.00 per share, such options to vest in 4 equal annual installments on the first through fourth anniversaries of the date of the grant. All Directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board meetings.

EXECUTIVE OFFICERS

     The Company's executive officers, as well as additional information with respect to such persons, is set forth in the table below:

NAME                                         AGE                       POSITION
------------------------------------------   ---    --------------------------------------------------
Leonard Riggio............................   58     Chairman of the Board and Chief Executive Officer
Stephen Riggio............................   44     Vice Chairman
J. Alan Kahn..............................   52     Chief Operating Officer
Mitchell S. Klipper.......................   41     Executive Vice President, and President of Barnes
                                                      & Noble Development
Marie J. Toulantis........................   45     Executive Vice President, Finance and Chief
                                                      Financial Officer
Thomas A. Tolworthy.......................   44     Vice President, and President of Barnes & Noble
                                                      Booksellers
David K. Cully............................   46     Vice President, and President of Barnes & Noble
                                                      Distribution
David S. Deason...........................   40     Vice President, Real Estate
Maureen H. Golden.........................   48     Vice President, Marketing and Advertising
Joseph Giamelli...........................   49     Vice President and Chief Information Officer
Mary Ellen Keating........................   42     Senior Vice President, Corporate Communications
                                                      and Public Affairs
Michael N. Rosen..........................   58     Secretary

     Information with respect to executive officers of the Company who also are Directors is set forth in "Information Concerning the Directors and Nominees" above.

     J. ALAN KAHN joined the Company as Chief Operating Officer in December 1997. He joined B&N College in 1988 as President and Chief Operating Officer and was made Chief Executive Officer in 1995. Prior to that, he was Executive Vice President of B&N Trade and Mail Order from 1978 to 1988, and Vice President of Merchandising for B. Dalton from 1971 to 1978.

     MITCHELL S. KLIPPER has been President of Barnes & Noble Development, the group responsible for selecting the Company's new store locations, since December 1995 and is an Executive Vice President of the Company. From March 1993 to December 1995, Mr. Klipper was President of Barnes & Noble Booksellers, Inc. ("B&N Booksellers"), a wholly owned subsidiary of the Company. Until September 1993, Mr. Klipper also was Chief Financial Officer of the Company, a position to which he was elected in September 1988. He was Vice President, Chief Financial Officer of B&N College from June 1986 to September 1988. Prior to June 1986,
Mr. Klipper was an Audit Manager at the certified public accounting firm of KMG Main Hurdman.

     MARIE J. TOULANTIS became Chief Financial Officer in March 1999 and also remains an Executive Vice President, Finance, a position she has held since joining the Company in July 1997. Prior to that she was Senior Vice President of The Chase Manhattan Bank ("Chase") from May 1996 to June 1997, where she was responsible for managing the bank's relationships with major accounts, including the Company's. Prior to that she held the position of Vice President at Chase from 1987 to May 1996.

     THOMAS A. TOLWORTHY became President of B&N Booksellers in December 1995 and is also a Vice President of the Company. Prior to December 1995, Mr. Tolworthy was President of B. Dalton. He was Vice President of Store Operations of B. Dalton from September 1991 to February 1995 and was a Regional Director of B. Dalton from July 1989 to September 1991. Prior to 1989,
Mr. Tolworthy was Stores Director for Duckwall/Alco Stores, Inc., a general merchandise retailer.

     DAVID K. CULLY has been Vice President of the Company and President of Barnes & Noble Distribution, the group responsible for the Company's distribution center operations, since June 1992. Prior to June 1992, he was Vice President, General Merchandise Manager of the Company. Prior to joining the Company in 1989, Mr. Cully was Executive Vice President, General Merchandise Manager for Egghead Discount Software, Inc., a software retailer.

     DAVID S. DEASON joined the Company in January 1990 as a Director of Real Estate and became Vice President, Real Estate in January 1997. Prior to joining the Company, Mr. Deason was a Director of Real Estate for S&A Restaurant Corporation, a national restaurant chain.

     MAUREEN H. GOLDEN became Vice President, Marketing and Advertising in September 1997. Prior to that, she had been Vice President, General Merchandise Manager of the Company from June 1992 to September 1997. She joined B&N College in July 1976 and has held various positions in buying and merchandising for the Company since 1987 and for B&N College from 1976 to 1987.

     JOSEPH GIAMELLI joined the Company in October 1998 as Vice President and Chief Information Officer. Prior to joining the Company, he was Vice President and Chief Information Officer of Toys R Us from May 1985 to September 1998. Prior to that he was a Vice President at Citibank NA from September 1976 to April 1985.

     MARY ELLEN KEATING joined the Company as Senior Vice President, Corporate Communications and Public Affairs in January 1998. Previously, she was an executive with Hill and Knowlton, Inc., a worldwide public relations firm, from 1991 to 1998, where she served as Executive Vice President and General Manager of Hill and Knowlton's flagship New York Office.

     The Company's officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of April 21, 1999, by each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, by each Director and nominee for Director, by each executive officer named in the Summary Compensation Table contained in "Executive Compensation," and by all Directors and executive officers of the Company as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

                                                                                SHARES
                                                                             BENEFICIALLY     PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                           OWNED(1)       BENEFICIALLY OWNED(1)
-------------------------------------------------------------------------   --------------    ----------------------
Leonard Riggio ..........................................................    16,436,722(2)              23.3%
  c/o Barnes & Noble, Inc.
  122 Fifth Avenue
  New York, New York 10011
Forstmann-Leff Associates, Inc ..........................................     9,952,430(3)              14.4%
  55 East 52nd Street
  New York, New York 10055
Neuberger & Berman, L.L.C ...............................................     3,688,000(4)               5.3%
  605 Third Ave.
  New York, New York 10158
Stephen Riggio...........................................................     2,024,629(5)               2.8%
Mitchell S. Klipper......................................................     1,420,145(5)               2.0%
J. Alan Kahn.............................................................       132,236(6)                 *
Marie J. Toulantis.......................................................       137,075(5)                 *
Matthew A. Berdon........................................................       107,000(7)                 *
William Dillard, II......................................................        60,000(5)                 *
Jan Michiel Hessels......................................................        42,000(8)                 *
Irene R. Miller..........................................................       322,290(5)                 *
Margaret T. Monaco.......................................................        46,000(8)                 *
Michael N. Rosen.........................................................        52,000(9)                 *
William Sheluck, Jr......................................................        72,640(10)                *
All directors and executive officers as a group (18 persons).............    21,206,899(10)             28.2%

------------------
  * Less than 1%.

 (1) Shares of Common Stock that an individual or group has a right to acquire within 60 days after April 21, 1999 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
 (2) Includes(i) 2,652,334 shares owned by B&N College (Mr. Riggio owns all of the voting securities of B&N College), (ii) 1,548,500 shares owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees, and (iii) 1,318,750 shares issuable upon the exercise of stock options. The shares of Common Stock owned by Mr. Riggio are, and in the future may be, pledged as collateral for certain loans, including loans which were used to purchase Common Stock. The failure of Mr. Riggio to repay such loans, together with any sale by the pledgees of the pledged common stock, could result in a change of control of the Company.

 (3) Forstmann-Leff Associates, Inc. ("FLA"), a New York corporation, is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (the "1940 Act"), and has sole voting power with respect to 2,449,830 of its shares. FLA shares voting power with respect to 559,300 of its shares, and dispositive power with respect to 1,934,700 of its shares, with its subsidiary, FLA Asset Management, Inc. ("FLA Management"), a registered investment adviser under the 1940 Act. FLA shares voting and dispositive power with respect to 48,900 of its shares with its subsidiary Stamford Advisers Corp., a registered investment adviser under the 1940 Act. FLA shares voting and dispositive power with respect to 109,300 of its shares with Forstmann-Leff Associates, L.P., a registered investment adviser under the 1940 Act. FLA Management is the general partner of Forstmann-Leff Associates L.P. FLA shares voting and dispositive power with respect to 4,889,800 of its shares with FLA Advisers L.L.C., a New York limited liability company. FLA Advisers L.L.C. is a registered investment adviser under the 1940 Act whose managing members are principals of FLA. The foregoing information is based upon a Schedule 13G filed by FLA with the Company in February 1999.

 (4) Neuberger & Berman, L.L.C. ("N&B") has sole voting power with respect to 33,100 of its shares, and shares voting and dispositive power with respect to 3,653,600 of its shares with unrelated third parties. Of the 3,653,600 shares for which voting and dispositive power is shared, 2,739,600 shares are beneficially owned by Neuberger & Berman Guardian Portfolio, a series of Equity Managers Trust. N&B and Neuberger & Berman Management, Inc. ("N&B Management") are deemed to be beneficial owners of these shares since they both have shared power to make decisions whether to retain or dispose of the securities. N&B and N&B Management serve as sub-adviser and investment manager, respectively, of Neuberger & Berman Guardian Portfolio. The foregoing information is based upon a Schedule 13G filed by N&B with the Company in February 1999.

 (5) All of these shares are issuable upon the exercise of stock options.

 (6) Of these shares, 131,236 shares are issuable upon the exercise of options.

 (7) Of these shares, 60,000 are issuable upon the exercise of stock options. One thousand shares are owned by Mr. Berdon's wife. Mr. Berdon disclaims any beneficial ownership of those shares.

 (8) Of these shares, 40,000 are issuable upon the exercise of stock options.

 (9) Of these shares, 40,000 shares are issuable upon the exercise of stock options. Of the other 12,000 shares, 10,000 are owned by Mr. Rosen's wife and 2,000 are owned by Mr. Rosen's daughter. Mr. Rosen disclaims any beneficial ownership of these shares.

(10) Of these shares, 60,000 are issuable upon the exercise of stock options. Of the other 12,640 shares, Mr. Sheluck shares voting and dispositive power with respect to 8,000 of these shares with his wife, and the remaining 4,640 shares are owned by minor children of Mr. Sheluck.

(11) Includes 6,008,287 shares issuable upon the exercise of stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board of Directors are Mr. Berdon (Chairman), Mr. Hessels, Mr. Sheluck and Ms. Monaco, none of whom is an officer or employee or former officer or employee of the Company. See "Meetings and Committees of the Board--Compensation Committee."

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers. The Company did not grant any restricted stock awards or free-standing stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                              FISCAL YEAR                             ------------
                                              ENDED ON OR    ANNUAL COMPENSATION      SECURITIES
                                               ABOUT        ---------------------     UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                   JANUARY 31     SALARY       BONUS       OPTIONS/SARS   COMPENSATION(1)
-------------------------------------------   -----------   --------     --------     ------------   ---------------
Leonard Riggio ............................       1999      $773,077(2)  $450,000             --          $  --
  Chairman of the Board and Chief Executive       1998       900,000      540,000             --             --
  Officer                                         1997       900,000(3)   540,000             --             --

Stephen Riggio ............................       1999       493,846      300,000         22,949          5,573(4)
  Vice Chairman                                   1998       460,000      276,000        215,300          5,860
                                                  1997       448,462(3)   276,000         14,384          9,636

J. Alan Kahn ..............................       1999       500,000      300,000         24,945          9,232(6)
  Chief Operating Officer                         1998        48,077(7)   125,000        500,000          1,357
                                                  1997            --           --             --             --

Mitchell S. Klipper .......................       1999       493,846      300,000         22,949          8,842(5)
  Executive Vice President, and President         1998       460,000      276,000         15,300          8,987
  of Barnes & Noble Development                   1997       448,462(3)   276,000         14,384          8,279

Marie J. Toulantis ........................       1999       300,000      180,000         14,967          3,173
  Executive Vice President, Finance and           1998       190,385(8)   435,385(9)     200,000             --
  Chief Financial Officer                         1997            --           --             --             --

------------------
(1) Except as set forth in notes 4,5 and 6 below, "All Other Compensation" for the fiscal year ended January 30, 1999 is comprised of the Company's contributions to the Barnes & Noble, Inc. 401(k) Savings Plan (the "401(k) Plan").

(2) Effective March 28, 1999, Mr. Riggio voluntarily reduced his annual salary to $500,000.

(3) Reflects annual salary for a 52-week period. The Company's fiscal year ended February 1, 1997 included 53 weeks. Salaries paid for that 53-week period were $917,308 for Leonard Riggio, and $457,308 for each of Stephen Riggio and Mitchell S. Klipper.

(4) Represents (a) $3,635 paid by the Company as a contribution to Mr. Riggio's 401(k) Plan, and (b) $1,938 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Riggio.

(5) Represents (a) $3,635 paid by the Company as a contribution to Mr. Klipper's 401(k) Plan, (b) $1,938 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $3,269, paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(6) Represents (a) $3,760 paid by the Company as a contribution to Mr. Kahn's 401(k) Plan, and (b) $5,472 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn.

(7) Mr. Kahn joined the Company in December 1997. Salary for the fiscal year ended January 31, 1998 represents his partial-year compensation.

(8) Ms. Toulantis joined the Company in July 1997. Salary for the fiscal year ended January 31, 1998 represents her partial-year compensation.

(9) Reflects (a) 1998 annual bonus of $120,000 and (b) one-time sign-on bonus of $315,385.

     The following table sets forth certain information concerning options granted during the 52 weeks ended January 30, 1999 to the executive officers named in the Summary Compensation Table above. The Company did not grant any free-standing stock appreciation rights during the 52 weeks ended January 30, 1999.


                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                  INDIVIDUAL GRANTS
                                    ----------------------------------------------
                                                    PERCENTAGE
                                    NUMBER OF       OF TOTAL
                                    SECURITIES      OPTIONS/SARS                                    PRESENT VALUE OF GRANT
                                    UNDERLYING      GRANTED TO                                      AT DATE OF GRANT USING
                                    OPTIONS/SARS    EMPLOYEES IN    EXERCISE PRICE    EXPIRATION    THE BLACK-SCHOLES
NAME                                 GRANTED        FISCAL 1998     PER SHARE           DATE           MODEL(1)
---------------------------------   ------------    ------------    --------------    ----------    ----------------------
Leonard Riggio...................          --            --%           $   --               --            $     --
J. Alan Kahn.....................      24,945          1.36%             34.75          3/02/08             384,403
Stephen Riggio...................      22,949          1.25%             34.75          3/02/08             353,644
Mitchell S. Klipper..............      22,949          1.25%             34.75          3/02/08             353,644
Marie J. Toulantis...............      14,967          0.81%             34.75          3/02/08             230,641

------------------
(1) Calculated using the Black-Scholes option-pricing model with the following assumptions: volatility of 35.0%, risk-free interest rate of 5.57% and an expected life of six years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options.

     The following table sets forth information concerning option exercises and the value of unexercised options as of January 30, 1999 for the executive officers named in the Summary Compensation Table above.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                               OPTION/SAR VALUES

                                                                    NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS AT JANUARY 30,   IN-THE-MONEY OPTIONS/SARS
                                       SHARES                               1999                   AT JANUARY 30, 1999
                                      ACQUIRED ON     VALUE      ---------------------------   ---------------------------
NAME                                  EXERCISE       REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------   -----------   ----------   -----------   -------------   -----------   -------------
Leonard Riggio.....................          --     $       --    1,318,750            --      $33,759,080    $        --
J. Alan Kahn.......................          --             --      125,000       399,945        1,832,025      5,563,115
Stephen Riggio.....................     200,000      6,578,429    1,986,972       189,219       55,260,353      3,437,537
Mitchell S. Klipper................          --             --    1,505,788        39,219       39,607,884        390,662
Marie J. Toulantis.................          --             --       66,666       148,301        1,120,822      2,281,902

EMPLOYEES' RETIREMENT PLAN

     The Company's Employees' Retirement Plan (the "Retirement Plan") is a defined benefit pension plan covering all employees whose services are performed within the United States (including Puerto Rico) who are at least 21 years of age and who have completed at least one year of service and work a minimum of 1,000 hours per year. Vesting occurs after five years of service. The Retirement Plan provides Company-funded benefits based upon an employee's years of service and highest average annual salary for any five consecutive years in the last ten years of service.

     A participant's annual benefit is determined for an employee, including an officer, generally as (i) 0.7% of the participant's average annual pay as determined in accordance with the Retirement Plan up to Social Security-covered compensation, multiplied by the participant's years of credited service, plus
(ii) 1.3% of the participant's average annual pay as determined in accordance with the Retirement Plan in excess of Social Security-covered compensation, multiplied by the participant's years of credited service. A participant's maximum benefit is limited pursuant to Section 415 of the Internal Revenue Code of 1986, as amended (the "Code") to $130,000 for 1998, indexed annually. Compensation recognized under the Retirement Plan is limited to $160,000 for 1998, indexed annually in accordance with Section 404(l) of the Code.

     Credited years of service under the Retirement Plan as of January 30, 1999 for the individuals named in the Summary Compensation Table above are: Leonard Riggio--11 years; J. Alan Kahn--1 year; Stephen Riggio--11 years; Mitchell S. Klipper--10 years; and Marie J. Toulantis--2 years.

     The following table illustrates the maximum annual amounts payable at age 65 under the Retirement Plan, based on various levels of highest average annual salary and years of credited service:

                                                                    YEARS OF CREDITED SERVICE
                                                          ----------------------------------------------
ASSUMED HIGHEST AVERAGE SALARY                              15        20        25        30        35
-------------------------------------------------------   ------    ------    ------    ------    ------
$125,000...............................................   21,405    28,540    35,675    42,810    49,945
$150,000...............................................   26,280    35,040    43,800    52,560    61,320
$160,000 and above(1)..................................   28,230    37,640    47,050    56,460    65,870

------------------
(1) The benefits shown corresponding to this compensation reflect the compensation limit under Section 401(a)(17) of the Code. A participant's compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1994 through 1996; a participant's compensation in excess of $160,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in or after 1997. Benefits accrued as of the last day of the plan year beginning in 1993 on the basis of compensation in excess of $150,000 are preserved.

EMPLOYMENT AGREEMENTS

     Stephen Riggio and Mitchell S. Klipper have employment agreements which expire in 2000. The agreements with Mr. Riggio and Mr. Klipper provide for their employment at an annual salary determined by the Company, subject to certain minimums. Each is entitled to an annual bonus determined in accordance with the Barnes & Noble, Inc. Supplemental Compensation Plan. The agreements also provide for life and long-term disability insurance, a two-year severance arrangement and a two-year post-employment, non-competition agreement. The agreements renew annually, unless terminated by either party on 12 months prior notice.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation program is administered by the Compensation Committee of the Board of Directors, consisting of the four non-employee directors listed below. The program is based upon the following guiding principles:

          1. The pay and benefits provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

          2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

     The Compensation Committee reviews the Company's executive compensation program each year. This review includes a comparison of the Company's executive compensation, corporate performance, stock appreciation and total return to the stockholders with that of other companies, including other retailers.

     The key elements of the Company's executive compensation package consist of base salary, annual bonus and stock options. The Company's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including pension, insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company's chief executive officer.

     Base Salaries. An executive officer's base salary is determined by evaluating the responsibilities of the position held, the individual's experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies.

     Annual Bonuses. In addition to a base salary, each executive officer is eligible for an annual cash bonus. Bonuses for senior executive officers of the Company are based upon annual net earnings of the Company and are determined pursuant to the Barnes & Noble, Inc. Supplemental Compensation Plan (the "Supplemental Compensation Plan"), which was approved by the Company's shareholders at their annual meeting on May 31, 1995.

     The Supplemental Compensation Plan provides that senior executive officers designated by the Compensation Committee are entitled to a cash bonus in accordance with a sliding scale formula based on the extent to which a preestablished earnings-per-share target is attained. In general, not later than 90 days after the commencement of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee establishes in writing a target earnings-per-share (the "Target"), the attainment of which is substantially uncertain. The Target which is established for each fiscal year must exceed the earnings-per-share for the immediately previous fiscal year. Targets are subject to adjustment for recapitalizations, dividends, stock splits and reverse splits, reorganizations, issuances of additional shares, redemptions of shares, option or warrant exercises, reclassifications, significant acquisitions and divestitures and other extraordinary events.

     Each participating executive officer is entitled to receive a cash bonus based on a percentage of his or her base salary for the fiscal year ("Base Salary") as follows:

                                                                          THEN THE AMOUNT OF
IF ACTUAL EARNINGS-PER-SHARE ARE:                                         THE CASH BONUS IS:
---------------------------------                                         -------------------
Less than 80% of Target................................................   None
80% or more but less than 91% of Target................................   30% of Base Salary
91% or more but less than 100% of Target...............................   45% of Base Salary
100% or more but less than 109% of Target..............................   60% of Base Salary
109% or more but less than 118% of Target..............................   70% of Base Salary
118% or more of Target.................................................   80% of Base Salary

     Notwithstanding the foregoing, in no event will the maximum cash bonus payable to any participating executive officer under the Supplemental Compensation Plan exceed $900,000 with respect to any fiscal year. In addition, no participating executive officer is entitled to receive any bonus under the Supplemental Compensation Plan with respect to any fiscal year unless the Company's actual earnings-per-share for such fiscal year (subject to adjustment as provided above) exceeds earnings-per-share for the prior fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained.

     Leonard Riggio, Stephen Riggio, J. Alan Kahn, Mitchell S. Klipper and Marie
J. Toulantis are the senior executive officers of the Company currently participating in the Supplemental Compensation Plan.

     Stock Options. The general purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers with the interests of the Company's stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining annual stock option grants, the Incentive Plan Committee has based its decision on the individual's performance and potential to improve stockholder value. The issuance of options at 100 percent of the fair market value also assures that executives will receive a benefit only when the stock price increases.

     Compensation of Chief Executive Officer. Leonard Riggio's compensation is determined pursuant to the principles noted above, including a bonus as determined by the Supplemental Compensation Plan. Specific consideration is given to Mr. Riggio's responsibilities and experience in the industry and the compensation package awarded to chief executive officers of other comparable companies.

     Impact of Section 162(m) of the Internal Revenue Code. The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a compensation committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the compensation committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company has implemented the Supplemental Compensation Plan, which provides for the payment of compensation in compliance with the above guidelines.

                                          COMPENSATION COMMITTEE

                                          Matthew A. Berdon, Chairman
                                          Jan Michiel Hessels
                                          Margaret T. Monaco
                                          William Sheluck, Jr.

                               PERFORMANCE GRAPH

     Performance Graph. The following table compares the cumulative total stockholder return on the Common Stock for the period commencing January 28, 1994 through January 29, 1999 (the last trading date during the Company's last completed fiscal year) with the cumulative total return on the Standard & Poor's 500 Stock Index (the, "S&P 500") and the Dow Jones Retailers, Other Specialty Industry Group Index (the "Dow Jones Specialty Retailers Index") over the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock, the S&P 500 and the Dow Jones Specialty Retailers Index on January 28, 1994 and
(ii) reinvestment of dividends.

                                  [GRAPHIC]

             Barnes & Noble     S&P 500 Index     Dow Jones Specialty Retailers

  1/28/94        100.0             100.0                     100.0
  1/27/95        140.5              98.3                     102.8
  1/26/96        131.5             129.9                      91.6
  1/31/97        148.2             164.2                     108.4
  1/30/98        302.4             204.8                     158.5
  1/29/99        356.6             267.4                     276.7

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases space for its executive offices in properties in which a principal shareholder/director/executive officer of the Company has a minority interest. The space was rented at an aggregate annual rent including real estate taxes of approximately $1,316,000 in fiscal year ended January 30, 1999 ("Fiscal 1998").

     Marboro Books Corp., the Company's mail-order subsidiary, leases a 76,000 square foot office/warehouse from a partnership in which a principal shareholder/director/executive officer of the Company has a 50% interest, pursuant to a lease expiring in 2023. Pursuant to such lease, the Company paid $737,000 in fiscal 1998.

     The Company is provided with certain package shipping services by the LTA Group, Inc. ("LTA"), a company in which the brother of a principal shareholder/director/executive officer of the Company acquired a 20% interest during fiscal 1996. The Company paid LTA $12,571,000 for such services during fiscal 1998.

     The Company leases retail space in a building in which B&N College, a company owned by a principal shareholder/director/executive officer of the Company, subleases space for its executive offices. Occupancy costs allocated by the Company to B&N College for this space totaled $725,000 for fiscal 1998.

     B&N College also allocated certain operating costs it incurred on behalf of the Company. These charges are included in the accompanying consolidated statements of operations and approximated $48,000 in fiscal 1998. The Company charged B&N College $972,000 in fiscal 1998 for capital expenditures, business insurance, and other operating costs incurred on their behalf.

     The Company uses a jet aircraft owned by B&N College and pays for the costs and expenses of operating the aircraft based upon the Company's usage. Such costs which include fuel, insurance, personnel and other costs, approximated $1,760,000 in fiscal 1998 and are included in the accompanying consolidated statements of operations.

     On November 27, 1996, Babbage's Etc. LLC ("Babbage's"), a company owned by a principal shareholder/director/executive officer of the Company, acquired substantially all of the assets of Software Etc. Stores, Inc., a company (formerly a division of the Company) in which two principal shareholders-directors had ownership interest, and assumed the operations of 14 retail software departments located within Barnes & Noble stores. As of January 30, 1999, there are 13 of these departments remaining. The Company pays all rent related to these properties for which it receives a license fee from Babbage's equal to 7.0% of the gross sales of such departments. The Company also provides real estate and construction services to Babbage's and purchases business insurance on its behalf for which the Company is reimbursed for its incremental costs to provide such services. The Company charged Babbage's, $1,396,000 in fiscal 1998 for such services, license fees, rent, operating costs, insurance costs and benefits coverage. Babbages also purchases merchandise from the Company at prices equal to the Company's cost to obtain and ship the merchandise.

     Michael N. Rosen, the Secretary and a Director of the Company, is a senior member of Robinson Silverman Pearce Aronsohn & Berman LLP, which law firm has represented the Company since its organization.

     The Company believes that the transactions discussed above, as well as the terms of any future transactions and agreements (including renewals of any existing agreements) between the Company and its affiliates, are and will be at least as favorable to the Company as could be obtained from unaffiliated parties. The Board of Directors will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of directors under Delaware law. In addition, the Board of Directors has established an Audit Committee, which consists of two independent directors. One of the responsibilities of the Audit Committee is to review related party transactions. See "Election of Directors--Meetings and Committees of the Board--Audit Committee."

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                                   PROPOSAL 2

     The Board of Directors has appointed the firm of BDO Seidman, LLP, which firm was engaged as independent certified public accountants for the fiscal year ended January 30, 1999, to audit the financial statements of the Company for the fiscal year ending January 29, 2000. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman, LLP will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN, LLP TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

     The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

     Proxy Solicitation. Solicitation may be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing.

     Financial and Other Information. The Company's Annual Report for the fiscal year ended January 30, 1999, including financial statements, is being sent to stockholders together with this Proxy Statement.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Common Stock of the Company with the Securities and Exchange Commission. Executive officers, Directors and greater than ten-percent stockholders are required to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, Directors, and greater than ten-percent stockholders were complied with, except that Joseph Giamelli failed to file a Form 3, Stephen Riggio filed a late Form 4 with respect to a series of related transactions in March 1998, Maureen Golden filed a late Form 4 with respect to one transaction, David Cully reported two Form 4 transactions late on his Form 5 and Thomas Tolworthy reported one Form 4 transaction late on his Form 5.

     Stockholder Proposals. Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2000 must be received by the Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011, no later than January 2, 2000.

     In addition, the Company's By-Laws provide that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of stockholders or to propose business for consideration at such meeting, such stockholder must give written notice to the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder's record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (1) in the case of nominating a person for election to the Board of Directors, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being a nominee and to serving as a director if elected; and (2) in the case of proposing business for consideration, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

     STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                          By Order of the Board of Directors
                                          LEONARD RIGGIO
                                          Chairman
                                          May 1, 1999

                           BARNES & NOBLE, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This undersigned hereby appoints Leonard Riggio and Stephen Riggio, and each of them, as his true and lawful Agents and Proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Barnes & Noble, Inc. held of record by the undersigned on April 21, 1999, at the Annual Meeting of Stockholders to be held on June 9, 1999, and any adjournments or postponements thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated May 1, 1999 and the accompanying Proxy Statement.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES, AND "FOR" PROPOSAL 2. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     By executing this proxy, the undersigned hereby revokes all prior proxies.

(Continued, and to be signed and dated on the reverse side.)

                                 BARNES & NOBLE, INC.
                                 P.O. BOX 11280
                                 NEW YORK, N.Y. 10203-0280

Attn: Diana Ajjan

1. ELECTION OF DIRECTORS   FOR all nominees    | |    WITHHOLD AUTHORITY to vote       | |    EXCEPTIONS    | |
                           listed below               for all nominees listed below


   Nominees: Stephen Riggio, Matthew A. Beroon and Margaret T. Monaco. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
   "Exceptions
               ------------------------------------------------------

2. RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, as the independent certified public accountants of the company for the fiscal year ending January 29, 2000.

   FOR  | |     AGAINST  | |     ABSTAIN  | |


   Change of Address and or Comments Mark Here    | |


   Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Dated:                                   , 1999
   ----------------------------------------

   -----------------------------------------------------
   Signature

   -----------------------------------------------------
   Signature if held jointly

   Votes MUST be indicated
   (x) in Black or Blue ink.    |_|



   Please Mark, Sign, Date and Return this Proxy Card Promptly
   Using the Enclosed Envelope.